Exhibit 99.1

Horsehead Announces Record Date and Annual Shareholder Meeting Date

PITTSBURGH--(BUSINESS WIRE)--February 14, 2013--Horsehead Holding Corp. (NASDAQ: ZINC), announced today that it will hold its annual shareholder meeting on May 09, 2013 at a location to be determined. The record date for purposes of shares to be voted is March 21, 2013.

About Horsehead

Horsehead Holding Corp. (“Horsehead”) (Nasdaq: ZINC) is the parent company of Horsehead Corporation, a leading U.S. producer of specialty zinc and zinc-based products and a leading recycler of electric arc furnace dust; The International Metals Reclamation Company (“INMETCO”), a leading recycler of metals-bearing wastes and a leading processor of nickel-cadmium (NiCd) batteries in North America; and Zochem Inc., a zinc oxide producer located in Brampton, Ontario. Horsehead, headquartered in Pittsburgh, Pa., employs approximately 1,100 people and currently has seven production and recycling facilities throughout the U.S. and Canada. Visit www.horsehead.net for more information.

CONTACT:
Horsehead Holding Corp.
Ali Alavi, Senior Vice President-Corporate Affairs, 724-773-2212